UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 27, 2012

CALGON CARBON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 1, 2012, Calgon Carbon Corporation (the “Company”) issued a Press Release announcing its results for the first fiscal quarter ended March 31, 2012 and certain other information that is furnished as Exhibit 99.1 hereto.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 27, 2012, the Company held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”).  A total of 56,842,756 shares of the Company’s common stock were entitled to vote as of March 6, 2012, the record date for the Annual Meeting.  There were 48,942,064 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on three proposals.  Set forth below are the matters acted upon by the stockholders of the Company at the Annual Meeting, and the final voting results of each such proposal.

Proposal 1 – Election of Directors

The stockholders elected three Directors for the Class of 2015. The results of the vote were as follows:

Director	For	Withheld	Broker Non-Votes
William J. Lyons	43,075,010	1,759,377	4,107,677
William R. Newlin	29,498,309	15,336,078	4,107,677
John S. Stanik	42,680,548	2,153,839	4,107,677

Proposal 2 – Ratification of Appointment of the Independent Registered Public Accounting Firm for 2012

The stockholders voted to ratify the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2012.  The results of the vote were as follows:

For	Against	Abstained	Broker Non-Vote
46,049,317	2,715,319	177,428	0

Proposal 3 – Advisory Vote on Executive Compensation

The stockholders voted to approve, on an advisory basis, the compensation of our named executive officers.  The results of the vote were as follows:

For	Against	Abstained	Broker Non-Vote
40,567,248	2,987,150	1,279,989	4,107,677

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following Exhibit 99.1 is being furnished pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated May 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: May 1, 2012	/s/ Richard D. Rose
(Signature)
Richard D. Rose
Senior Vice President, General Counsel and Secretary